Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 17, 2015 (the “Effective Date”) is entered into by and among U.S. Century Bank, a Florida banking corporation (“USCB”), Priam Capital Fund II, LP (“Priam”), Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P. “Patriot”) and the other shareholders of USCB listed on the signatures pages of this Agreement (the “Small Investors”).

RECITALS:

WHEREAS, pursuant to the Second Amended and Restated Investment Agreement, dated as of February 19, 2015 (as it may be amended or otherwise modified from time to time, the “Investment Agreement”), by and among USCB, Priam and Patriot, on the date hereof each of Priam and Patriot (each, a “Large Investors”) acquired from USCB certain (i) shares of USCB Common Stock (as defined below); (ii) shares of USCB’s Class C Non-Voting, Non-Cumulative, Perpetual Preferred Stock, $1.00 par value per share (the “Companion Preferred Stock”); and (iii) shares of USCB’s Class D Non-Voting, Non-Cumulative, Perpetual Preferred Stock, $1.00 par value per share (the “TARP Substitute Preferred Stock”); and

WHEREAS, pursuant to a Subscription Agreement (each, a “Small Investor Investment Agreement”), on the date hereof, each of the Small Investors acquired from USCB certain (i) shares of USCB Common Stock (as defined below), (ii) shares of the Companion Preferred Stock and (iii) shares of the TARP Substitute Preferred Stock.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1    “Commission” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

1.2    “Companion Preferred Stock” has the meaning set forth in the Recitals to this Agreement.

1.3    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated under such Act, as they each may, from time to time, be in effect.

1.4    “Holding Company Formation” has the meaning set forth in Section 2.4(b).

1.5    “Indemnified Party” has the meaning set forth in Section 6.

1.6    “Indemnifying Party” has the meaning set forth in Section 6.

1.7    “Initial Public Offering” means the first underwritten public offering of shares of USCB’s Common Stock (or other equity securities) to the general public pursuant to a Registration Statement.

1.8    “Investors” means collectively the Large Investors and the Small Investors.

1.9    “Large Investors” has the meaning set forth in the Recitals to this Agreement.

1.10    “Person” means an association, a corporation, a limited liability company, an individual, a partnership, a trust, joint venture, business association or any other entity or organization.

1.11    “Qualifying Initial Public Offering” means a firm commitment underwritten public offering of shares of voting USCB Common Stock (or any shares into which the voting USCB Common Stock is converted, substituted or exchanged) for cash pursuant to a Registration Statement under the Securities Act (i) pursuant to which there is established a listing on the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market for such securities and (ii) with aggregate gross proceeds of at least $40 million (net of underwriting discounts and commissions and selling expenses).

1.12    “Registrable Common Shares” means (i) any shares of USCB Common Stock issued to the Investors pursuant to the Investment Agreement and the Small Investor Investment Agreements, (ii) any shares of USCB Common Stock or any security convertible into USCB Common Stock acquired by the Investors after the closing of the transactions contemplated by the Investment Agreement and the Small Investor Investment Agreements and prior to the date of an Initial Public Offering, and (iii) any other security into or for which the USCB Common Stock referred to in clauses (i) or (ii) has been reclassified, converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend, stock split, merger, recapitalization or similar event; provided, that securities shall cease to be Registrable Common Shares (w) upon any public sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, (x) with respect to a Small Investor, when such Small Investor is eligible to sell, transfer or otherwise convey all of such Small Investor’s Registrable Common Shares pursuant to Rule 144 under the Securities Act in any 3 month period, (y) upon any sale in any manner to a person which, by virtue of Section 10 of this Agreement, is not entitled to the rights provided by this Agreement, or (z) upon repurchase by USCB.

1.13    “Registrable Preferred Shares” means (i) any shares of TARP Substitute Preferred Stock issued to the Investors pursuant to the Investment Agreement and the Small Investor Investment Agreements, (ii) any shares of TARP Substitute Preferred Stock or any security convertible into TARP Substitute Preferred Stock acquired by the Investors after the closing of the transactions contemplated by the Investment Agreement and the Small Investor Investment Agreements and prior to the date of an Initial Public Offering, and (iii) any other security into or for which the TARP Substitute Preferred Stock referred to in clauses (i) or (ii) has been reclassified, converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend, stock split, merger, recapitalization or similar event; provided, that such securities shall cease to be Registrable Preferred Shares (w) upon any public sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, (x) with respect to a Small Investor, when such Small Investor is eligible to sell, transfer or otherwise convey all of such Small Investor’s Registrable Preferred Shares pursuant to Rule 144 under the Securities Act in any 3 month period, (y) upon any sale in any manner to a person which, by virtue of Section 10 of this Agreement, is not entitled to the rights provided by this Agreement, or (z) upon repurchase by USCB.

1.14    “Registrable Shares” means the Registrable Common Shares and the Registrable Preferred Shares.”

1.15    “Registration Expenses” means the expenses described in Section 5.

1.16    “Registration Statement” means a registration statement filed or to be filed by USCB with the Commission for a sale of securities of USCB (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or a registration statement on Form S-4 solely for the purpose of registering shares issued in a non-underwritten offering in connection with a merger, combination or acquisition).

1.17    “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated under such Act, as they each may, from time to time, be in effect.

1.18    “Shelf Option” has the meaning set forth in Section 2.7.

1.19    “Shelf Registration Statement” has the meaning set forth in Section 2.7.

1.20    “Small Investor Investment Agreement” has the meaning set forth in the Recitals.

1.21    “Small Investors” has the meaning set forth in the Recitals to this Agreement.

1.22    “Stand-Off Period” has the meaning set forth in Section 9.1.

1.23    “TARP Substitute Preferred Stock” has the meaning set forth in the Recitals to this Agreement.

1.24    “USCB Common Stock” means both the shares of Class A voting common stock of USCB, $1.00 par value per share, and the shares of Class B non-voting common stock of USCB, $1.00 par value per share.

For purposes of this Agreement, any reference to the Commission, the Securities Act, the Exchange Act or any similar references or definitions, shall be deemed to refer to and include the applicable rules and regulations of the Federal Deposit Insurance Corporation if, at the time of any actions required by this Agreement, a Holding Company Formation has not occurred or been requested pursuant to Section 2.4(b) of this Agreement.

Section 2.    Demand Registrations and Piggyback Registrations.

2.1    Common Stock Registrations. Subject to the terms of this Agreement, any time after the earlier of (i) five (5) years following the date of this Agreement and (ii) six (6) months following the closing of the Initial Public Offering of USCB, one or more of the Large Investors may request, in writing, that USCB effect a registration on Form S-1 (or Form S-3, provided that USCB is eligible to register securities on Form S-3) of all or part of the Registrable Common Shares owned by such Large Investor. If either of the Large Investors intends to distribute the Registrable Common Shares by means of an underwriting, they shall so advise USCB in writing. In the event such registration is underwritten, the right of Investors to participate in such registration shall be conditioned on such Investors accepting the reasonable terms and conditions of such underwriting as agreed upon among USCB, the Large Investors and the underwriters selected by the initiating Large Investor. Upon receipt of any such request, USCB shall promptly give written notice of such proposed registration to all Investors. Such other Investors shall have the right, by giving written notice to USCB within [20] days after USCB provides its notice, to elect to have included in such registration on the same terms as the initiating Large Investor(s) such of their Registrable Common Shares as such Investors may request in such notice of election, subject to the terms of this Agreement. Thereupon, subject to the terms of this Agreement, USCB shall use its reasonable best efforts to effect the registration on Form S-1 (or Form S-3, provided that USCB is eligible to register securities on Form S-3) of all Registrable Common Shares that USCB has been requested so to register.

2.2    TARP Substitute Preferred Stock Registrations. Subject to the terms of this Agreement, any time after the first anniversary of the closing of the Initial Public Offering of USCB, the Large Investors, together, may request, in writing, that USCB effect a registration on Form S-1 (or Form S-3, provided that USCB is eligible to register securities on Form S-3) of all or part of the Registrable Preferred Shares owned by the Large Investors. If the Large Investors initiating the registration pursuant to this Section 2.2 intend to distribute the Registrable Preferred Shares by means of an underwriting, they shall so advise USCB in their request. In the event such registration is underwritten, the right of Investors to participate in such registration shall be conditioned on such Investors accepting the reasonable terms and conditions of such underwriting as agreed upon among USCB, the Large Investors and the underwriters selected by the initiating Large Investor. Upon receipt of any such request, USCB shall promptly give written notice of such proposed registration to all Investors. Such other Investors shall have the right, by giving written notice to USCB within [20] days after USCB provides its notice, to elect to have included in such registration on the same terms as the initiating Large Investor(s) such of their Registrable Preferred Shares as such Investors may request in such notice of election, subject to the terms of this Agreement. Thereupon, subject to the terms of this Agreement, USCB shall use its reasonable best efforts to effect the registration, on Form S-1 (or Form S-3, provided that USCB is eligible to register securities on Form S-3) of all the Registrable Preferred Shares that USCB has been requested so to register.

2.3    Number of Demand Registrations. USCB shall not be required to effect more than four (4) registrations (two each for Priam and Patriot) pursuant to Section 2.1 and USCB shall not be required to effect more than one (1) registration pursuant to Section 2.2; provided, that USCB shall not be required to effect any registration pursuant to Section 2.1 (other than on Form S-3) within six (6) months after the effective date of any other Registration Statement (a) filed by USCB pursuant to Section 2.1 or (b) with respect to which the initiating Large Investor(s) was entitled to include Registrable Common Shares pursuant to Section 3; provided, further, that a request under Sections 2.1 or 2.2 will not be deemed to constitute a request for purposes of the foregoing limitations if such request is withdrawn pursuant to Section 2.5 or is not counted as one of the permitted registrations pursuant to this Section 2.3. A registration will not count as one of the permitted registrations under Sections 2.1 or 2.2 (i) if the Registration Statement thereto does not become effective, (ii) if the Registration Statement thereto has not remained effective until the earlier of the time when all Registrable Shares included therein by the initiating Large Investor(s) are sold or the end of the period described in Section 4.1(b), as the case may be, (iii) if, after it has become effective, such Registration Statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental entity for any reason during the period described in Section 4.1(b), as the case may be, unless such order or requirement is lifted and the Registration Statement becomes effective, (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with the offering and sale of Registrable Shares under such Registration Statement are not satisfied or waived, except if the failure of such closing conditions to be satisfied is caused by the initiating Large Investor(s), or (v) any of the initiating Large Investors are not able to register and sell at least 50% of the Registrable Common Shares or 100% of the Registrable Preferred Shares, as the case may be, requested to be included by such initiating Large Investor in such registration, other than by reason of such initiating Large Investor withdrawing its request or terminating the offering.

2.4    Qualified Initial Public Offering.

(a)    If requested in writing by either or both of the Large Investors, USCB agrees to file (or cause any newly-formed holding company of USCB to file) a Registration Statement to effect a Qualifying Initial Public Offering and to use reasonable best efforts to complete (or cause any newly-formed holding company of USCB to complete), such Qualifying Initial Public Offering not later than five (5) years after the date of this Agreement. The right of Investors to participate in such registration shall be conditioned on such Investors accepting the reasonable terms and conditions of such underwriting as agreed upon among USCB, the Large Investors and the underwriters selected by the initiating Large Investor. Upon receipt of any such request, USCB shall promptly give written notice of such proposed registration to all Investors. Such Investors shall have the right, by giving written notice to USCB within [20] days after USCB provides its notice, to elect to have included in such registration on the same terms as the initiating Large Investor(s) such of their Registrable Shares as such Investors may request in such notice of election, subject to the terms of this Agreement. Thereupon, subject to the terms of this Agreement, USCB shall use its reasonable best efforts to effect the Qualifying Initial Public Offering, including the registration, on Form S-1, of all Registrable Common Stock that USCB has been requested so to register.

(b)    In connection with such Qualifying Initial Public Offering, the Board of Directors of USCB shall consult with its financial advisor and/or proposed underwriters for the offering contemplated by such Qualifying Initial Public Offering with respect to the formation of a new holding company as the optimal means for effecting the offering, and, if the Board of Directors of USCB is so advised that forming a new holding company is the optimal means to effect the Qualifying Initial Public Offering, then USCB and the Investors shall use commercially reasonable efforts to form a Delaware corporation as the new holding company of USCB, to effect an exchange of USCB Common Stock for securities in the new holding company having substantially equivalent rights and privileges as those of USCB Common Stock so exchanged, and to enter into agreements providing for arrangements with respect to the governance of the new holding company that are substantially equivalent to the governance and other arrangements set forth in the governing documents of USCB, the Investment Agreement and Subscription Agreements (collectively, the “Holding Company Formation”), including using commercially reasonable efforts to obtain all requisite regulatory approvals for the Holding Company Formation; provided that in no event shall the parties be required to effect the Holding Company Formation to the extent that doing so (1) would result in any Investor or any of its affiliates being deemed to control USCB for purposes of the Bank Holding Company Act of 1956, as amended, or the Federal Deposit Insurance Act or being required to register as a bank holding company or (2) would result in any diminution or adverse change to the governance and other rights of any Investor under the governing documents of USCB, the Investment Agreement or the Subscription Agreements; provided, further, that any time period within which USCB is required to file a registration statement or effect a registration pursuant to this Section 2.4 shall be tolled until any regulatory approval required to effect the Holding Company Formation has been obtained (so long as USCB shall use its commercially reasonable efforts to obtain such approval as promptly as practicable).

(c)    USCB shall (or shall cause any newly formed holding company to) issue and sell such number of securities in the Qualifying Initial Public Offering as is requested by the managing underwriter(s) if they determine such issuance and sale to be reasonably necessary for the successful marketing of the Qualifying Initial Public Offering.

2.5    Postponement of Demand Registrations. If at the time of any request to register Registrable Shares pursuant to Sections 2.1 or 2.2, USCB is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Investors may include Registrable Shares pursuant to Section 3 or is engaged in any other activity that, in the good faith determination of USCB’s Board of Directors, would be adversely affected by the requested registration to the material detriment of USCB, then USCB may at its option direct that such request be delayed for a period not in excess of 90 days from the receipt of such registration request, such right to delay a request to be exercised by USCB not more than once in any one (1) year period; provided that USCB shall not be entitled to so postpone unless it shall (a) concurrently request the suspension of sales by other security holders under Registration Statements covering USCB securities held by such other security holders, (B) in accordance with USCB’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of USCB, and (C) itself refrain from any public offering and open market purchases during the postponement; provided, further, that if USCB postpones the filing or effectiveness of a Registration Statement pursuant to this Section 2.5, the initiating Large Investor(s) requesting the related registration under Sections 2.1 or 2.2 shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as one of the permitted registrations under such Sections. USCB shall provide written notice to the initiating Large Investor(s) requesting such registration and all other Investors of (x) any postponement of the filing or effectiveness of a Registration Statement pursuant to this Section 2.5, (y) USCB’s decision to file or seek effectiveness of such Registration Statement following such postponement and (z) the effectiveness of such Registration Statement. In addition, if at or after the time of any request to register Registrable Common Shares pursuant to Section 2.4, USCB and the Large Investors who requested the registration mutually determine, in good faith after consultation with one another, that market conditions make it impracticable to attempt to initiate, or, after initiating, to continue and consummate a Qualifying Initial Public Offering, then such registration shall be delayed and then initiated or re-initiated as soon as reasonably practical, as determined by USCB and the Large Investors who requested the registration mutually determine, in good faith.

2.6    Priority on Demand Registrations. For the purposes of underwritten registrations pursuant to this Section 2, if the managing underwriter(s) of the requested registration advise USCB in writing (with a copy to the Large Investor(s) requesting such registration and the Investors requesting participation in such registration) that, in their opinion the number of Registrable Shares proposed to be included in any such registration would adversely affect the price per share of the Registrable Shares to be sold in such offering, USCB shall include in such registration only the number of Registrable Shares that, in the opinion of such managing underwriters, can be sold without such adverse effect. If the number of Registrable Shares which can be so sold is less than the number requested to be registered, the amount of Registrable Shares to be sold shall be allocated (a) first, pro rata among the Large Investors desiring to participate in such registration on the basis of the amount of such Registrable Shares requested to be registered by such Large Investors, (b) second, pro rata among the Small Investors desiring to participate in such registration on the basis of the amount of such Registrable Shares requested to be registered by such Small Investors, and (c) third, to USCB; provided that for the purposes of underwritten registrations pursuant to Section 2.4, if the managing underwriter(s) of such registration advises USCB in writing (with a copy to the Large Investor(s) requesting such registration and the Investors requesting participation in such registration) that, in their opinion allocating Registrable Common Shares in such order would materially and adversely affect such public offering, then the amount of Registrable Common Shares to be sold shall be allocated (x) first, between USCB, on the one hand, and the Large Investors desiring to participate in such registration collectively, on the other hand (and, as to the Large Investors collectively, pro rata among the Large Investors desiring to participate in such registration on the basis of the amount of such Registrable Shares requested to be registered by such Large Investors), in order to avoid such material and adverse effect, and (y) second, pro rata among the Small Investors desiring to participate in such registration on the basis of the amount of such Registrable Shares requested to be registered by such Small Investors.

2.7    Shelf Option. In connection with any registration pursuant to Section 2.1 or 2.2, the initiating Large Investor(s) thereof may elect that USCB effect such registration by filing a registration statement under the Securities Act (a “Shelf Registration Statement”) which provides for the sale by such Large Investor(s) of its Registrable Common Shares or Registrable Preferred Shares, as the case may be, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which registration statement shall provide for the disposition of Registrable Common Shares or Registrable Preferred Shares, as the case may be, pursuant to such distribution methods as the Large Investor(s) specify in connection with such request (the “Shelf Option”); provided that USCB is eligible to register securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Section 3.    Piggyback Registration Rights on Primary Issuances.

3.1    Piggyback Registration Rights. Whenever USCB proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to all Investors of its intention to do so and, upon the written request of an Investor or Investors given within [20] days after USCB provides such notice (which request shall state the intended method of disposition of such Registrable Shares, the number of securities proposed to be registered, the proposed managing underwriter(s) (if any, and if known) and a good faith estimate by USCB of the proposed minimum offering price of such equity securities), USCB shall use its reasonable best efforts to cause all Registrable Shares that USCB has been requested by such Investor or Investors to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition on the same terms as USCB pursuant to such Registration Statement and pursuant to the terms of this Agreement; provided, that USCB shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Investor; provided, further that such postponement or withdrawal does not relieve USCB of its obligations to pay registration expenses pursuant to Section 10. Each Investor shall be permitted to withdraw all or part of such Investor’s Registrable Shares from a registration under this Section 3.1 at any time prior to the effectiveness of such registration.

3.2    Priority on Piggyback Registrations. In connection with any offering under this Section 3 involving an underwriting, USCB shall not be required to include any Registrable Shares in such underwriting unless the Investors requesting registration in connection thereof accept the terms of the underwriting as agreed upon between USCB and the underwriters selected by USCB. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the Investors have requested to be included would materially and adversely affect such public offering, then USCB shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter(s) in good faith believes may be sold without causing such adverse effect; and provided that no Persons other than USCB, the Investors and the successors, permitted assigns, heirs, executors or administrators of any Investor shall be permitted to include securities in the offering. If the number of Registrable Shares which can be so sold is less than the number requested to be registered, the amount of Registrable Shares to be sold shall be allocated (a) first, the shares that USCB desires to sell shall be included in the registration, and (b) second, pro rata among the Investors desiring to participate in such registration on the basis of the amount of such Registrable Common Shares requested to be registered by such Investors.

Section 4.    Registration Procedures.

4.1    If and whenever USCB is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, USCB shall:

(a)    prepare and file with the Commission a Registration Statement with respect to such Registrable Shares as soon as practicable, but in any event within (i) five (5) months after the request by one or more of the Large Investors in the case of an Initial Public Offering and (ii) sixty (60) days after the request by one or more of the Large Investors in the case of any other registration, and, in each case, use its reasonable best efforts to cause that Registration Statement to be declared effective as soon as practicable thereafter;

(b)    use reasonable best efforts to keep any Registration Statement effective for at least 180 days from its effectiveness date or until the completion of the distribution (which dates shall be extended to the extent effectiveness is suspended during such time); provided that if the initiating Large Investors elect the Shelf Option, USCB shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Shares covered thereunder until all the Registrable Shares covered thereunder shall have been sold pursuant to such Shelf Registration Statement;

(c)    as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(d)    as expeditiously as possible furnish to each selling Investor such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Investor;

(e)    as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or “blue sky” laws of such states as the selling Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Investors to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Investor; provided, however, that USCB shall not be required in connection with this Section 4.1 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(f)    in the case of an underwritten offering, enter into customary agreements (including underwriting agreements in customary form) and take such other reasonable and customary actions as deemed advisable by the underwriter(s) in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation and to the extent reasonably customary, effecting a stock split or a combination of shares and making members of senior management of USCB available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Shares)) and cause to be delivered to the underwriters opinions of counsel to USCB in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters;

(g)    to the extent reasonably customary, make available, for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of USCB, and cause USCB’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(h)    use its reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange or quotation system on which securities of the same series or class issued by USCB are then listed, or if no such similar securities are then listed, on a national securities exchange selected by the USCB;

(i)    provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(j)    cooperate with the Investors of Registrable Shares being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates (or shares in book-entry form) representing Registrable Shares to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates (or shares in book-entry form) representing the Registrable Shares to the transfer agent or USCB, as applicable, and enable such certificates (or shares in book-entry form) to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request;

(k)    if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Shares sold pursuant thereto), comfort letters from the USCB’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(l)    make generally available to its shareholders a consolidated earnings statement (which need not be audited) for at least the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;

(m)    promptly notify each seller of Registrable Shares and the underwriter(s), if any:

(i)    when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii)    of any written request by the Commission for amendments or supplements to the Registration Statement or prospectus or of any inquiry by the Commission relating to the Registration Statement, with a copy of the same, and an oral or written summary of any such oral requests;

(iii)    of the notification to USCB by the Commission of its initiation or threat of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes USCB to become an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and

(iv)    of the receipt by USCB of any notification or threat with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or “blue sky” laws of any jurisdiction; and

(n)    provide a CUSIP number for the Registrable Shares and take such other customary actions as shall be reasonably requested by Investors holding a majority of the Registrable Shares to be sold (excluding for such calculation, the shares held by USCB) or the underwriters in order to expedite or facilitate the disposition of such Registrable Shares.

If USCB has delivered preliminary or final prospectuses to the selling Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, USCB shall promptly notify the selling Investors and, if requested by USCB, the selling Investors shall immediately cease making offers of Registrable Shares and return all prospectuses to USCB. USCB shall promptly provide the selling Investors with revised prospectuses and, following receipt of the revised prospectuses, the selling Investors shall be free to resume making offers of the Registrable Shares.

4.2    No Registration Statement (including any amendments thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement to a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the foregoing shall not apply, with respect to any Investor, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information that relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities furnished to USCB by or on behalf of such Investor specifically for use in such Registration Statement and was reviewed and approved in writing by the Investor for use in a Registration Statement.

4.3    USCB will promptly respond to any and all comments received from the Commission on any Registration Statement, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review.

4.4    If any such Registration Statement refers to any Investor by name or otherwise as the holder of any securities of USCB, then such Investor shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such Investor, to the effect that the holding by such Investor of such securities does not necessarily make such holder a “controlling person” of USCB within the meaning of the Securities Act and is not to be construed as a recommendation by such Investor of the investment quality of USCB’s securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of USCB, or (b) in the event that such reference to such Investor by name or otherwise is not required by the Commission or Securities Act or any similar federal statute then in force, the deletion of the reference to such Investor.

4.5    In connection with the preparation and filing of each Registration Statement registering any Investor’s Registrable Shares under the Securities Act, USCB will give each such Investor and the underwriters, if any, and their respective counsel and accountants, drafts of such Registration Statement for their review and comment prior to filing (with a reasonable period of time to review and comment prior to such filing).

Section 5.    Allocation of Expenses. USCB will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, that if a registration under Section 2 is withdrawn at the request of the Investors requesting such registration (other than as a result of information concerning the business or financial condition of USCB that is made known to the Investors after the date on which such registration was requested) and if the requesting Investors elect not to have such registration counted as a registration requested under Section 2 the requesting Investors shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares requested to be included in such registration. For purposes of this Section 5, the term “Registration Expenses” shall mean all expenses incurred by USCB in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for USCB and the reasonable fees and expenses of one (1) special counsel and other local counsel as reasonably required and selected by the selling Investors to represent the selling Investors in any registration, state “blue sky” fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees.

Section 6.    Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, USCB will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such seller of such Registrable Shares, and each other person, if any, who is an officer, director, employee, member, partner, agent or affiliate of such seller or underwriter and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or prospectus, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any violation or alleged violation by USCB of the Securities Act, the Exchange Act or any “blue sky” law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; and USCB will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that USCB will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information that relates to such seller, underwriter or controlling person or such seller’s, underwriter’s or controlling person’s proposed method of distribution of Registrable Securities furnished to USCB, in writing, by or on behalf of such seller, underwriter, officer, director, employee, member, partner agent, affiliate or controlling person specifically for use in the preparation thereof and was reviewed and approved in writing by such seller, underwriter or controlling person for use in a Registration Statement, preliminary prospectus or final prospectus or in any amendment or supplement thereto.

In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless USCB, each of its directors and officers and each underwriter (if any) and each person, if any, who controls USCB or any such underwriter within the meaning of the Securities Act or the Exchange Act, and any other seller of Registrable Shares or any such seller’s partners, directors or officers and each person, if any, who controls such seller within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which USCB, such directors and officers, underwriter, selling stockholder or controlling person may become subject under the Securities Act, Exchange Act, state securities or “blue sky” laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such seller of Registrable Shares will reimburse USCB for any legal or any other expenses reasonably incurred by USCB in connection with investigating or defending any such loss, claim, damage, liability or action but only if such statement or omission was made in reliance upon and in conformity with information that relates to such seller, underwriter or controlling person or such seller’s, underwriter’s or controlling person’s proposed method of distribution of Registrable Securities furnished in writing to USCB by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement and was reviewed and approved in writing by such seller, underwriter or controlling person for use in a Registration Statement, preliminary prospectus or final prospectus or in any amendment or supplement thereto; provided, that the obligations of such sellers hereunder shall be limited to an amount equal to the net proceeds received by each seller of Registrable Shares sold as contemplated herein.

Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. The Indemnified Party may participate in such defense at such party’s expense; provided, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and its affiliates of a release from all liability in respect of such claim or litigation, does not involve a finding or admission of wrongdoing by the Indemnified Party or any of its affiliates, does not impose equitable remedies or obligations on the Indemnified Party or any of its affiliates other than solely the payment of money damages for which the Indemnifying Party will pay. So long as the Indemnifying Party is reasonably contesting any such claim or litigation in good faith, no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party; provided that the Indemnified Party shall have the right to pay or settle any such claim or litigation without such consent if the Indemnified Party agrees in writing to waive any right to indemnity by the Indemnifying Party for such claim or litigation. If the Indemnifying Party does not assume the defense in connection with this Section 6, or if the Indemnifying Party elects to undertake the defense thereof but thereafter fails to defend the claim or litigation in good faith, the Indemnified Party shall have the right to contest, settle or compromise the claim or litigation but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom; provided that nothing herein shall require either the Indemnifying Party or the Indemnified Party to waive any attorney-client privilege or attorney’s duty of confidentiality or confidential treatment, and that the obligations set forth in this sentence shall be null and void and of no force and effect in the event that either such party has been advised in writing by counsel that a reasonably likelihood exists of a material conflict of interest between the Indemnified Party and Indemnifying Party.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. USCB and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 6, (a) in no case shall any one Investor be liable or responsible for any amount in excess of the net proceeds received by such Investor from the offering of Registrable Shares and (b) USCB shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section 6, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

Section 7.    Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Sections 2 or 3, USCB agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by USCB of the underwriters of such offering.

Section 8.    Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to USCB such information regarding such holder and the distribution proposed by such holder as USCB may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 9.    “Market Stand-Off” Agreement.

9.1    Each Investor, if requested by the managing underwriter(s) of an underwritten offering in which such Investor is selling Registrable Securities, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of USCB held by such Investor without the consent of the applicable managing underwriter(s) for a specified period of time agreed by the managing underwriter(s) (not to exceed 180 days, which period may be extended upon the request of the managing underwriter, to the extent required by the National Association of Securities Dealers rules, for an additional period of up to eighteen (18) days if USCB issues or proposes to issue an earnings or other public release within seventeen (17) days of the expiration of the 180-day lockup period) following the effective date of a Registration Statement, except for such securities as shall be included in such registration and except as permitted by customary exceptions to be included therein (the “Stand-Off Period”); provided, that all stockholders holding 1% or more of the USCB Common Stock (including shares of USCB Common Stock issuable upon the conversion of convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of USCB enter into similar agreements.

9.2    Such agreement shall be in writing in a form reasonably satisfactory to such managing underwriter(s). USCB may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period (including any extension of the Stand Off Period under the applicable rules of the National Association of Securities Dealers).

9.3    If the terms of any lock-up agreement between the managing underwriter(s) and any stockholder, officers or directors are more favorable from the perspective of such stockholder, officer or director than those contained herein, than this Section 9 shall be deemed amended to incorporate such terms. In the event that such managing underwriter(s) consents to waive or release any Investor from the provisions of Section 9, then all such Investors shall be entitled to such waiver or release. The obligation in this Section 9 shall not apply to, if the Investor is a corporation, partnership, limited liability company or other business entity, (a) any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the Investor, as the case may be, if, in any such case, such transfer is not for value, (b) any transfer made by the Investor (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Investor’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Investor’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is a partner, stockholder or Affiliate of such Investor and such transfer is not for value.

Section 10.    Expenses. USCB shall pay, and hold the Investors and all holders of Registrable Shares harmless against liability for the payment of (i) the reasonable fees and expenses incurred by USCB with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and (ii) the reasonable fees and expenses incurred by one or more Investors with respect to the enforcement of their rights granted under this Agreement.

Section 11.    Rule 144 Requirements. After the earliest of (i) the closing of the sale of equity securities of USCB pursuant to a Registration Statement or (ii) the registration by USCB of a class of securities under Section 12 of the Exchange Act, USCB shall:

(a)    comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about USCB;

(b)    file with the Commission in a timely manner all reports and other documents required of USCB under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    furnish to any holder of Registrable Shares upon written request (i) a written statement by USCB as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) and (ii) a copy of the most recent annual or quarterly report of USCB.

Section 12.    Selection of Underwriter. In the case of any registration effected pursuant to Section 2 of this Agreement, the initiating Large Investor shall have the right to designate the managing underwriter(s) in any underwritten offering. In the case of any registration effected pursuant to Section 3 of this Agreement, USCB shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, which approval shall not be unreasonably withheld.

Section 13.    Mergers, Etc. USCB shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which USCB shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of USCB under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to be references to the securities that the Investor would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation, or reorganization; provided, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which USCB is not the surviving corporation if all Investors are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

Section 14.    Successors and Assigns. Subject to compliance with Section 15, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, permitted assigns, heirs, executors and administrators of the parties hereto.

Section 15.    Transfers of Certain Rights. Notwithstanding anything to the contrary herein, an Investor may transfer rights granted to it under this Agreement to any partner, stockholder or Affiliate of such Investor, or to another Investor, in each case to whom Registrable Shares are transferred and who delivers to USCB a written instrument, as a condition to such transfer, by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were an investor hereunder and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such partner, stockholder or Affiliate shall be deemed to be an Investor for purposes of this Section 15 and may again transfer such rights to any other Person that acquires Registrable Shares from such partner or stockholder, in accordance with, and subject to, the provisions of this Section 15; provided, that if an Investor transfers rights under this Agreement to its partners at any time prior to the completion of USCB’s Initial Public Offering, the general partner of such Investor shall be deemed the sole recipient of notices for all of such Investor’s partners for the purposes of Section 16.7 of this Agreement.

Section 16.    Miscellaneous.

16.1    No Inconsistent Agreements. USCB will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

16.2    Adjustments Affecting Registrable Shares. USCB will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

16.3    Remedies. Except as set forth in Section 2.4, any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

16.4    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or restated and USCB may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if USCB has obtained the written consent of holders of at least a majority of the Registrable Shares then in existence; provided, that any amendment which adversely affects any of the holders of Registrable Common Shares or Registrable Preferred Shares, as the case may be, in a manner different than holders of the other, shall not be effective without the written consent of a majority of the holders so affected. Any such amendment, termination or waiver effected in accordance with this Section 16.5 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

16.5    Governing Law. This Agreement and any dispute or controversy arising out of or related to this Agreement shall be governed in all respects by the internal laws of the State of New York, without reference to principles of choice of law.

16.6    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one (1) business day after they have been sent to the recipient by reputable overnight courier service (charges prepaid) or (iii) three (3) business days after mailed by first class mail, postage prepaid or (iv) 24 hours after confirmed facsimile transmission. Such notices, demands, and other communications shall be addressed:

If to USCB:

R. Alexander Acosta, Chairman

Carlos J. Davila, President/CEO

U.S. Century Bank

2301 N.W. 87th Ave.

Doral, FL 33172

Facsimile: 305-513-3734

e-mail:	alex.acosta@uscentury.com carlos.davila@uscentury.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, MD 21209

Attention: Jason Harmon, Esq.

Facsimile: 410-580-3170

email: jason.harmon@dlapiper.com

If to Priam:

c/o Priam Capital Associates, LLC

445 Park Avenue, Suite 1401

New York, NY 10022

Attn:	Howard Feinglass Andrew Goldman

Facsimile: 212-688-1347

email:	Agoldman@priamcapital.com Hfeinglass@priamcapital.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attn: David Ingles

Facsimile: 212-735-2000

email: David.Ingles@skadden.com

If to Patriot:

c/o Patriot Financial Partners II, LP

Cira Center

2929 Arch Street, 28th Floor

Philadelphia, PA 19104

Attn: W. Kirk Wycoff

Facsimile: 215-399-4665

email: kwycoff@patriotfp.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

One CityCenter

850 Tenth Street NW

Washington, D.C. 20001

Attn: Frank M. Conner III

Michael P. Reed

Facsimile: 202-662-6291

email:	fconner@cov.com mreed@cov.com

If to any other transferee to whom Registrable Shares were transferred in accordance with provisions of this Agreement, at such address or addresses as may have been furnished to USCB in writing.

16.7    Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

16.8    Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

16.9    No Registration of Companion Preferred Stock. The registration rights granted herein apply only to the USCB Common Stock and the TARP Substitute Preferred Stock, and USCB shall not be obligated under this Agreement to register any Companion Preferred Stock.

16.10    Complete Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby.

[Signatures begin on the following page.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

U.S. CENTURY BANK

By:	/s/ Carlos J. Davila
Name:	Carlos J. Davila
Title:	President & CEO

[Signature Page to Registration Rights Agreement]

PRIAM CAPITAL FUND II, LP By: Priam Capital Associates II LLC Its: General Partner

By:	/s/ Howard Feinglass
Name:	Howard Feinglass
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

PATRIOT FINANCIAL PARTNERS II, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

PATRIOT FINANCIAL PARTNERS PARALLEL II, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Gillian Arrieta
Name:	Gillian Arrieta

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Jodi Breitbart
Name:	Jodi Breitbart

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Juan N. Cento Name: Juan N. Cento	/s/ Ana M. Cento Name: Ana M. Cento

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name: The Clark Family Spray Trust

By:	/s/ Gary Clark
Name: Gary Clark Title: Trustee

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name: If an entity:

Name: Endicott Opportunity Partners IV, L.P.

By:	/s/ Wayne K. Goldstein
Name:	Wayne K. Goldstein
Title:	Managing Member – W.R. Endicott IV, LLC, As General Partner

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Alejandro J. Garcia
Name:	Alejandro J. Garcia

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity: Great Hallow International, L.P.
By: Abrams Capital Management, L.P. By: Abrams Capital Management, LLC

By:	/s/ David Abrams
Name: David Abrams Title: Managing Member

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name: Greenhill Capital Partners III, L.P.

By:	/s/ Boris Gutin
Name: Boris Gutin Title: Managing Director

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name: Greenhill Capital Partners (Cayman Islands) III L.P.

By:	/s/ Boris Gutin
Name: Boris Gutin Title: Managing Director

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name: Greenhill Capital Partners (Employees) III L.P.

By:	/s/ Boris Gutin
Name: Boris Gutin Title: Managing Director

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name: Greenhill Capital Partners (GHL) III L.P.

By:	/s/ Boris Gutin
Name: Boris Gutin Title: Managing Director

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Christopher G. Korge
Name:	Christopher G. Korge

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

/s/ Joel S. Lawson IV
Name:	Joel S. Lawson IV

/s/ Kate Lawson
Kate Lawson

If an entity:

Name:

By:
Name: Title:

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

Name:	The Second Restatement of the Aida T. Levitan Trust

By:	/s/ Aida T. Levitan
Name: Aida T. Levitan Title: Trustee

[Signature Page to Registration Rights Agreement]

SMALL INVESTOR: If an individual:

Name:

If an entity:

TFO FINANCIAL INSTITUTIONS RESTRUCTURING FUND III LLC by TFO FINANCIAL INSTITUTIONS RESTRUCTURING FUND III SPC AS MANAGING MEMBER

By:	/s/ Adel Al Mangour
Name: ADEL AL MANGOUR Title: DIRECTOR OF MANAGING MEMBER

[Signature Page to Registration Rights Agreement]